CULLEN FUNDS TRUST
AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT (the “Amendment”) dated as of  November 25, 2008, to the Fund Administration  Servicing Agreement, dated as of  June 28, 2000, (the "Agreement"), as amended, is entered into by and between CULLEN FUNDS TRUST, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement, as amended; and

WHEREAS, the Trust desires to amend the fee schedule to add additional tax services; and

WHEREAS, Paragraph 6 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

CULLEN FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jeff Battaglia	By: /s/ Joe D. Redwine

Printed Name: Jeff Battaglia	Printed Name: Joe D. Redwine

Title: Treasurer	Title: President

Exhibit B

Fund Administration Servicing Agreement – Cullen Funds Trust

FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE at November, 2008
Domestic Funds

Annual fee based on assets per fund*
[__] basis points on the first $[__] million
[__] basis points on the next $[__] million
[__] basis points thereafter

 Minimum annual fee: $[__] first fund; $[__] each
additional fund

Extraordinary services – quoted separately

Multiple classes – Add the following per class:
[__]basis point at each level
$[__] per class minimum

Annual legal administration – Add:
[__] basis point at each level
$[__] additional minimum

Plus out-of-pocket expenses, including but not
limited to:
●  Postage, Stationery
●  Programming, Special Reports
●  Proxies, Insurance
●  EDGAR filing
●  Retention of records
●  Federal and state regulatory filing fees
●  Certain insurance premiums
●  Expenses from board of director meetings
●  Auditing and legal expenses
●  Blue Sky conversion expenses (if necessary)
●  All other out-of-pocket expenses

Fees are billed monthly
* Subject to CPI increase, Milwaukee MSA

International Funds

Annual fee based on assets per fund*
[__] basis points on the first $[__] million
[__] basis points on the next $[__] million
[__] basis points thereafter

Minimum annual fee:  $[__] per fund

Extraordinary services – quoted separately

Multiple classes – Add the following per class:
[__] basis point at each level
$[__] per fund minimum

Annual legal administration – Add:
[__] basis point at each level
$[__] additional minimum

●  Plus out-of-pocket expenses, including but not limited to:
●  Postage, Stationery
●  Programming, Special Reports
●  Proxies, Insurance
●  EDGAR filing
●  Retention of records
●  Federal and state regulatory filing fees
●  Certain insurance premiums
●  Expenses from board of director meetings
●  Auditing and legal expenses
●  Blue Sky conversion expenses (if necessary)
●  All other out-of-pocket expenses

*Subject to CPI increase

CCO support services -- $[__] per year (subject to CPI increase)

TAX SERVICES:

Preparation and signing of tax returns beginning with the fiscal year ended June 30, 2009 for the Cullen High Dividend Equity Fund and the Cullen International High Dividend Fund:  $[__] per year for each of the two Funds.